Exhibit 10.14.2

Synlogic, Inc.

301 Binney Street, Suite 402

Cambridge, MA 02142

To:         Antoine Awad

Date:      July 21, 2020

Re:         Promotion to COO

Dear Tony,

We are delighted to confirm your promotion to COO, effective July 1, 2020.

In recognition of your promotion your compensation will be adjusted as follows:

•	Base salary: $376,000
•	Target Bonus: 40%
•	Promotion Equity Grant: 70,000 options

The balance of your terms and conditions remains unchanged and are therefore not re-stated here.  Please note:

•	Annual bonuses are discretionary and not guaranteed. To be eligible for any such bonus, you must be employed by the Company in good standing at the time such bonus is paid.
•

Equity awards are subject to the terms of the Company’s then applicable equity incentive plan (“Incentive Plan”) and form of option agreement, and subject to approval by the Board of Directors of the Company

Thank you for your contribution to Synlogic.

Best wishes,
SYNLOGIC, INC.
By:	/s/ Aoife Brennan
Name:	Aoife Brennan
Title:	President & CEO